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                                                                    Exhibit 23.7


The Board of Directors

CSW UK Finance Company

We consent to the incorporation by reference in the registration statements on Form S-4 dated 14 April 1998 of Central and South West Corporation of our report dated 19 January 1998, with respect to the consolidated balance sheet of CSW UK Finance Company as of 31 December 1997, and the related consolidated statements of earnings and cashflows for the year then ended and our report dated 22 January 1997 with respect to the consolidated balance sheet of CSW Investments as of 31 December 1996, and the related consolidated statements of earnings and cashflows for the year then ended, which reports are included in the annual reports on Form 10-K of Central and South West Corporation.


/s/ KPMG Audit Plc
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KPMG Audit Plc
Chartered Accountants                                            London, England
Registered Auditor                                                 14 April 1998